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                       [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 24, 2003

Board of Trustees
EquiTrust Variable Insurance Series Fund
5400 University Avenue
West Des Moines, Iowa 50266

        Re:  EquiTrust Variable Insurance Series Fund
             (File No. 33-12791)
             ----------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the heading "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 21 to the Form N-1A registration statement for the EquiTrust Variable Insurance Series Fund (File No. 33-12791). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND, ASBILL & BRENNAN LLP


                                       By: /s/ Stephen E. Roth
                                           -------------------
                                           Stephen E. Roth